EXHIBIT 99.1
Silver Star Properties REIT, Inc. Transcript from Gerald Haddock Podcast/Video Update to Stockholders
Forward-Looking Statements: This podcast contains certain forward-looking statements. Because such statements include risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and you should not place undue reliance on any such statements. Several important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in this podcast speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

I am visiting with you this morning from my offices at the Haddock Foundation in Fort Worth, Texas. I need just a few minutes of your time this morning in order to get to know you better and to allow you to get to know me better. And perhaps understand why I, particularly, and the Executive Committee does, and the Management Committee does endorse, support, and push this pivot strategy with such zeal and commitment. And I think you will see that from what I'm talking about in this introduction.
The Haddock Foundation supports the Golden Arm Foundation. The Golden Arm Foundation gives the Outstanding Collegiate Award to the Outstanding Quarterback, and it's called the ‘Golden Arm Award’. Well, I've had the pleasure, along with Brooks Robinson, Hall of Famer from the Baltimore Orioles, and of course the Unitas family, to serve on that board for a number of years. And I've proudly served. I've learned much about the history of Johnny Unitas and of course about Brooks Robinson as well. Well, I met Johnny Unitas at a birthday celebration years ago. It was fun and joyful and proved out what I had known - because as a young man, I really knew him much earlier. But the spirit of Johnny Unitas is what I really knew. I had observed him, I knew him as what everybody else thought, the greatest player that ever played the game of football. I studied his attributes. I studied the fact that he was a canny, strategic general. His abilities enthralled me. His spirit on the field inspired me. His commitment to excellence caused me to drive in most of the things that I did on a regular basis. At an earlier time in high school as a ninth grader, I decided to enter a speech competition against mostly seniors. Well, the subject of the speech contest was ‘The Creative Force of Optimism’. I thought about that and what better to talk about than the history of Johnny Unitas. So, I'm going to share a little of what I said at that time. I won the speech contest, so they must have enjoyed it, and I hope you do as well.
Johnny Unitas was drafted out of college by the Pittsburgh Steelers in the ninth round. He did not play a down. He was traded coach to coach to the Baltimore Colts. That was in 1956. He didn't play much as a backup to George Shaw. But, at midseason, George Shaw suffered a serious injury, and the untested backup, Johnny Unitas, entered the game. He won the next four games, and the Colts finished with a 5-7 record. Then in 1957, it was Unitas' time. He led the Colts to a conference championship, started every game that season as quarterback, and then won the first overtime victory in an NFC championship game in beating the New York Giants. It's not so important that the Colts won 23-17, but it's the manner in which it occurred.

It placed a brand on Johnny Unitas. He took the Colts in overtime the length of the field to set up a touchdown, and then, as you might expect, go fourth and one. Did he pass? Did he run? He handed off to Allen the horse, Amici, and Amici scored from the one-yard line, and that gave the Colts the 23-17 victory over the Giants. After that, and through the rest of his career, Johnny Unitas has been recognized as the greatest quarterback of all time. Following the heroics of Johnny Unitas in what is widely known as the greatest game ever played, the Haddock Foundation, as you look around this room, has been collecting Unitas memorabilia, and I'm proud to say that I did most of that and enjoyed every minute of it. That speech, which I gave as a ninth grader, I must say is the reason that I am an opportunist today. It gave me a chance to study in more detail the career of Johnny Unitas. That optimistic approach is what I have applied, along with a spirit of optimism, zeal to win, and application of experts to every company, every business transaction I have been involved with. And today, we are where we are with Silver Star because of what I learned from Johnny Unitas. Through this foundation's work, I've had the opportunity to hear from most of the championship game players that were right alongside Johnny Unitas. So, I ask the question, what made Johnny Unitas so different? What caused him to win? Well, they would step up: “Well, Gerald, let me tell you. He was the type of person that we just wanted to follow. If he said it, we wanted to do it. If we were on the 10-yard line and needed to score and drive 90 yards, at first snap, we thought we could do it. Sometimes we didn't. Most of the time, we did. No matter where we were, he instilled in us the ability to recognize an adversity as just a hurdle over which, with the right stride, we could jump in sequence, sequence, sequence. That is what Johnny Unitas taught us. It's not just about winning. It's about overcoming adversity and positioning yourself to win. That is the difference.” He also told me an example, that is, Raymond Berry did, that Unitas - this is one of his favorite Unitas stories. He said, “We're at midfield. An important game in the season. It's fourth and one. There's time left on the clock to play the game out, but not much. Well, what Unitas was able to do is many times call his own plays and keep the defense off balance. But on fourth and one, generally, most would expect handoff to the fullback, make the first down, continue the drive.” So as Raymond Berry said, “Defense does not know. So, on that play, Unitas did audible and faked to the fullback, hit me down the sideline quickly and before I knew it, I was scoring game-winning touchdown.”

Well, that is Johnny Unitas. Yes, it is true that Unitas was opportunistic, but he was opportunistic and optimistic based on a well-planned foundation. What did he do? Well, as Raymond Berry told me, “We practiced that play, Gerald, every practice. Every practice of the season. Every pregame drill, we knew exactly what that play required, and that is the right time, the right opportunity, and perfect execution.” Well, that is teamwork, and that also is what we're trying to apply here at this great team opportunity set at Silver Star. Let's face it. I know I do not have the abilities that Johnny Unitas had, but I believe I have the same temperament and the same general personality and the same desire to excel and to win. That has been important to me all of my life! And I believe, in fact, I know that I have the ability to apply what's necessary to my game here at Silver Star at this time. And that, quite frankly, is the primary reason that we're in the push right now and pushing as hard as we can for good business reasons, a foundation that has been prepared well in order to be successful with this pivot. What I have learned from Johnny Unitas, I have applied successfully in every business transaction I've been involved with and in building corporations, great companies, whether as a founder, co-founder, serving in some other capacity - takes teamwork, takes leadership, and it takes that game type of zeal. It also gives me the ability to fully understand our pivot strategy today, to prepare for our adversity, to be able to jump over those hurdles and to move and to totally debunk the strategy that has been advocated by Allen Hartman, that comes not just with hope and optimism, but with a well-founded belief. And so now, we'll spend the rest of the morning talking about that pivot strategy at a general high level.
Mr. Haddock is now presenting the State of the Company Pivot Strategy Discussion from his home at Museum Way in Fort Worth. He is in Labor Day casual attire at the same time providing this State of the Company address so you can listen to it as soon as possible. (SLIDE TRANSCRIPT)

We are well along the way to achieving the repositioning of Silver Star into self-storage. To date, we have orderly sold 28 of our 47 Legacy Assets. Last week, we sold Timmons in Dallas for approximately $10.5 million. We anticipate selling an additional 11 of our Legacy Assets prior to the end of the year. To date, we have had gross sales of approximately $340 million dollars and the proceeds from such sales have been used to pay down $310 million dollars of debt and accounts payable that were left by the Hartman Group. The balance was used for transaction costs, additional interest costs, primarily resulting from the bankruptcy filing I'll talk more about later, deferred maintenance costs, and to facilitate certain 1031 transactions on the self-storage buy side to further minimize taxes with respect to assets out of our Legacy Group we had sold at a profit. With respect to the deferred maintenance, I just must comment, that's a light use of the term. In fact, it was much deeper than that and we had to make certain CapEx items on select assets in order to facilitate important sales that were necessary in order to keep our lenders satisfied. So, we jumped on those, solved the problems, no matter what it was, moved forward, got it done, and so we're here today. Following all of this, Silver Star has acquired four key assets in self-storage. Two are in Houston, one's located southwest on Kirby, another's located in the same general part of the Metroplex on Wesleyan. We also recently acquired an asset in McKinney, on the Virginia Parkway, and then our ‘Crown Jewel’ has to be Delray Beach in Florida. Delray Beach is one of the top 10 growing markets in the country. It's benefiting from strong demographic immigration, couple that with first-time homebuyers and a strong demand associated with a smaller footprint for lack of storage than the homebuyers and all the reasons associated with that. Delray Beach, with a 90% occupancy and below-market rent, affords us an opportunity for strong growth as well as resilience and a strong institutional-class asset.

As a result of the company's acquisition of Southern Star - keep in mind that with Southern Star, we acquired it as a sub [subsidiary]. We acquired nine self-storage properties in connection with that acquisition. They're in four DSTs. From a DST, Southern Star leases the property [and] operates it. And one of the reasons we really wanted to acquire this company, and now decided to try to turn it around, because it did have some operating problems. Now, our management team is engaged in turning it around because we see that these DSTs can be an integral part of Silver Star's plan going forward for additional financing with certain types of assets to further our growth strategy that's associated with our overall plan. But out of these four DSTs, we've got properties located in Texas, Florida, Colorado, North Carolina, and then a Rockport asset, that I actually consider a coastal asset in Texas. Combined, the nine properties have over 300,000 square feet and cover over 40 acres, have an estimated gross value of $30 million dollars, and there are 2,500 rentable units there.

When you add in these nine properties with the properties that Silver Star has acquired, Silver Star has a total of 13 self-storage properties with 5,100 units and over 550,000 square feet. The self-storage facilities have a combined value of more than $100 million dollars. And with an additional class of assets, we have acquired, that being what I call the ‘credit assets’, we have $60 million, virtually 100% financed. Those assets were acquired because they facilitate and can help us going forward and have helped us with respect to 1031 transactions. And in addition, if interest rates decline as anticipated in ‘24 and maybe through ‘25, we have a soft landing, then the quasi-equity portion or form of that investment could provide an additional return from the assets. But we don't intend, because of the attractive features of the financing loan, to pay it off with respect to the assets that we continue to sell from our Legacy Portfolio. When everything is said and done, the pivot is completed, Silver Star projects that it will have under its control or ownership approximately $380 million in self-storage credit assets and any retained Legacy Assets.

Let's talk about the Legacy Assets for a minute. We stop and check our assets every step of the way, and we're at a crossroads. That crossroads results from the fact that we've got assets that could, in our judgment, realize greater value if they were repositioned internally. So, we're examining those assets now. But as we continue those examinations, we will keep you abreast of what we intend to do, but we do not think there will be a problem and that we can manage self-storage assets going forward and these Legacy Assets as well. And the Legacy Assets that we will pick to retain will be those that provide the greatest short-term increase in value with the smallest amount of CapEx in order to get those numbers. In other words, they must have a sufficient return on investment associated with the repositioning of those assets.

The past year has certainly not been free of challenges as Johnny Unitas would say, just another hurdle, but we've had to jump them. Of course, the bankruptcy problems were serious there with our SPE and compounded by the Lis Pendens that we think was improperly filed and that Mr. Hartman has admitted that he had no interest in the property. He did that in court and depositions and then admitted judgment in the bankruptcy court. So, we feel pretty good with all of that and our litigation in Houston where we're seeking close to $75[million dollars] in actual damages and punitive damages on top of that, which also could be in fact a crown jewel for the company as we go forward. In addition to the bankruptcy problem that lands, we had to fight through a proxy contest. Much of that I can't speak to. I can say that based on communications with our stockholders, both before and afterwards, we believe that we had overwhelming support for the pivot and so we are mandated and charged with carrying that objective out for the benefit of our stockholders. We anticipate that the Legacy Assets that we will retain, if we retain, will have values of between $74 and $85 million dollars roughly. Those would include Ashford Crossing 2 Houston; Westheimer Central Plaza, Houston; Three Forest Park, Dallas; 601 Sawyer Street, Houston; One Technology Center, San Antonio; [and] Preserve, Houston. Keep in mind this ‘hold’ may change, but those are the assets that we're looking at now.
Now, one further comment on the self-storage coupling with the home buyers. I had the opportunity to serve on the Meritage Homes Board for 20 years. In that service, I was really involved in the turnaround in 2008 from the systemic financial crisis. But I think even more importantly than that, was to help the company strategically reposition itself as a first-time home buyer company. That happened on the footprint of D.R. Horton. Horton is the leader. We moved from a top 10 to a top 5 from housing sales - home sales. Stock was at $70. Now, it's at $200. I take great pride in working with the management team in helping to facilitate, understand, and develop the relationship to the current environment for first-time home buyers. And let's face it, both sides of the aisle today are proposing something to encourage first-time home buyers. So with the political will, the coupling of home buying and self- storage, this whole pivot could turn out not to be a ‘first down’ in the United States, but a real long home run pass, much greater than we all anticipate because of the demand, particularly in certain markets, for first-time home buyers and then a need for self-storage because they're buying a smaller footprint, whoever ‘they’ may be. But in order to get that small footprint, it may have to be through self-storage. So, I look forward to seeing how that plays out. I've already seen how the Meritage strategy plays out. But our goal from here is to complete the pivot. I know you have been eager for distributions, and we, trust me, have been trying our best to get to the point of making those distributions. We had to jump hurdles. You know what they were. As soon as we can complete this pivot, get this company financially sound, turn around Southern Star, get it moving in the right direction and throwing off cash. As soon as all that is completed, rest assured we're going to do everything we can to position Silver Star to begin a process of making distributions and fight through Mr. Hartman's impediments and get to the point that we are a real successful, thriving, capital-flush company that can operate business in a normal sense. As I step back, I am really proud to say that I believe Silver Star is now a self-storage company.
Our management team, our executive committee, all of us are laser-focused on expanding and completing these objectives. Thank you for your confidence and follow with any questions and we'll be available to discuss and answer. But hopefully you can see that for many reasons I stated in my introduction, I am “Unitas-Type” committed to winning and the success of this company for each of you.
Thank you.